                                                                    EXHIBIT 4.4


                 TRANSPORTATION MANUFACTURING OPERATIONS, INC.

                                AMENDMENT NO. 3
                                       to
                                CREDIT AGREEMENT

                         Dated as of September 25, 1997

        This Amendment No. 3 to Credit Agreement (this "Amendment") is dated as of September 25, 1997 and entered into by and among TRANSPORTATION MANUFACTURING OPERATIONS, INC., a Delaware corporation (the "Borrower"), the banks set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender"), and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent for the Lenders.

                                R E C I T A L S:

        A. The Borrower, certain Subsidiaries of the Borrower, as guarantors (the "Guarantors"), the Lenders (other than Allied Irish Bank, p.l.c., Cayman Islands Branch ("Allied Irish Bank")) and the Administrative Agent are parties to that certain Credit Agreement dated as of September 30, 1996, as amended by Amendment No. 1 thereto dated as of December 17, 1996 and Amendment No. 2 thereto dated as of May 23, 1997 (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

        B. The Borrower has requested that the aggregate Commitments under the Credit Agreement be increased to $170,000,000, and the parties intend that Allied Irish Bank become a party to the Credit Agreement as a Lender.

        C. The Borrower has entered into Stage I of the transaction (the "Transaction") described in Exhibit A attached to the Waiver and Release dated August 15, 1997, among the Borrower, the Majority Lenders and the Agent (the "Waiver"). As part of Stage I of the Transaction, in addition to the capitalization described in paragraph 2 of Exhibit A to the Waiver, the Borrower caused a letter of credit to be issued for the Borrower's account and for the benefit of General Electric Capital Corporation, as a condition of its credit agreement with MCII Funding Inc. ("MFI"), in the amount of $5,000,000 to cover credit losses on loans, leases and other receivables purchased by MFI and to support MFI's obligations under such credit agreement. The Borrower still contemplates the subsequent investment in equity capital of MCII Financial Services Inc. in Stage II and/or one or more subsequent stages of the Transaction, as described in Exhibit A to the Waiver.

        ACCORDINGLY, in consideration of the premises and the agreements and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.  AMENDMENTS TO CREDIT AGREEMENT.

        Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

        (a) The definition of "Lenders" set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

             "Lenders" means (a) each of the lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07 or pursuant to an amendment to this Agreement and (b) the Swing Line Bank.

        (b) The first sentence of Section 2.01 of the Credit Agreement is amended in its entirety to read as follows:

             Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to lend to the Borrower from time to time during the period on and after the Effective Date to but excluding the Termination Date, Advances in an aggregate outstanding principal amount not at any time exceeding the amount set opposite such Lender's name on SCHEDULE 2.01 hereto as of the effective date of Amendment No. 3 to this Agreement, or, if such Lender has entered into any Assignment and Acceptance after such date, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section
        2.06 (such Lender's "Commitment").

        (c) Section 2.04(a) of the Credit Agreement is amended by adding at the end thereof the following:

             From and after the effective date of Amendment No. 3 to this Agreement, the letter of credit issued by The First National Bank of Chicago ("First Chicago") and described on SCHEDULE 2.04(a) hereto (the "Existing Letter of Credit") shall be deemed to constitute a Letter of Credit issued by First Chicago as the Issuing Lender, and the Lenders shall be deemed irrevocably to have purchased a ratable participation therein, all pursuant to this Section 2.04, except that the third sentence of this Section 2.04(a) shall not apply to the Existing Letter of Credit. A letter of credit fee shall accrue with respect to the Existing Letter of Credit as provided in Section 2.04(e)(ii) from and after the effective date of Amendment No. 3 to this Agreement.

        (d) Section 5.02(c)(iv) of the Credit Agreement is amended by deleting the second proviso thereto in its entirety and substituting therefor the following:

             provided, further, that such aggregate outstanding amount may include up to $25,000,000 of Investments by the Borrower in MCII Financial Services Inc.

        ("MFS"), an entity formed for purposes of operating as a finance company, through its Subsidiary, MCII Funding Inc. ("MFI"), and in which members of the Gomez Flores family and Dina or any of its Subsidiaries may also be investors, which Investments may consist of
        (x) up to $20,000,000 of debt or equity interests (or any combination thereof) issued by MFS, the consideration for which may be cash or other property valued at fair market value, and (y) a letter of credit in an amount up to $5,000,000 issued for the account of the Borrower and for the benefit of MFI or its lender to cover credit losses on loans, leases and other receivables purchased by MFI and to support MFI's obligations to such lender;

        (e) Section 5.02(e)(iv) of the Credit Agreement is amended by deleting the word "Newco" therefrom and substituting therefor "MCII Funding Inc."

        (f) The Credit Agreement is amended by deleting SCHEDULE 1.01 thereto in its entirety and substituting therefor AMENDED SCHEDULE 1.01 in the form attached hereto and by adding thereto a new SCHEDULE 2.01 and a new SCHEDULE 2.04(a) in the respective forms attached hereto.

        Section 2.  ALLIED IRISH BANK AS A LENDER; SANWA BANK AS AN EXITING
LENDER.

        (a) As of the Amendment Effective Date, Allied Irish Bank shall be bound by the terms of the Credit Agreement, as amended hereby, and shall have all of the rights and obligations of a Lender under the Loan Documents. Allied Irish Bank hereby: (i) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (ii) confirms that it has delivered to the Borrower and the Administrative Agent forms prescribed by the Internal Revenue Service certifying that it is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

        (b) As of the Amendment Effective Date, new Advances made by the Lenders (other than The Sanwa Bank, Limited, Chicago Branch ("Sanwa Bank")) on such date shall be used, in whole or in part, to repay existing Advances outstanding on such date, and from and after the Amendment Effective Date and payment to Sanwa Bank of all amounts due and payable to it under the Credit Agreement, Sanwa Bank shall not be a Lender under the Credit Agreement, as amended hereby, and shall be released from all obligations thereunder whether heretofore or hereafter arising.

        Section 3.  CONDITIONS TO EFFECTIVENESS.

        This Amendment shall become effective as of the date (the"Amendment Effective Date") of receipt by First Chicago, as the new Administrative Agent, of the following items:

        (i) Counterparts of this Amendment duly executed by the Borrower and the Lenders and of the Consent attached hereto duly executed by the Guarantors.

        (ii) Promissory Notes payable to the order of the respective Lenders in the amounts of their respective Commitments under the Credit Agreement, as amended hereby, and executed and delivered by the Borrower (the "New Notes").

        (iii) Resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment and the New Notes, certified as of the date hereof by its Secretary or an Assistant Secretary as being in full force and effect without modification or amendment.

        (iv) Such other documents as the Administrative Agent or any Lender may reasonably request.

As a further condition to effectiveness, as of the Amendment Effective Date the Administrative Agent shall have received for the account of the Lenders all accrued interest on outstanding Advances, together with amounts owing in respect of indemnification obligations pursuant to Section 8.04(D) of the Credit Agreement, all accrued letter of credit fees pursuant to Section 2.04(e) of the Credit Agreement, and all accrued facility fees pursuant to Section 2.05(a) of the Credit Agreement, in each case accrued to, but not including, the Amendment Effective Date.

        Section 4.  REPRESENTATIONS AND WARRANTIES OF BORROWER.

        To induce the Lenders to enter into this Amendment and to amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants that:

        (a) The Borrower has full power, authority and legal right to execute, deliver and perform this Amendment, the Credit Agreement as amended hereby and the New Notes, and has duly executed and delivered this Amendment and the New Notes.

        (b) This Amendment, the Credit Agreement as amended hereby and the New Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, in each case as enforceability may be subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

        (c) The execution, delivery and performance of this Amendment and the New Notes by the Borrower do not require any governmental registrations or filings or approvals and do not and will not violate or contravene any law or any order of any court or governmental agency or any indenture, agreement or other instrument, including, without limitation, with respect to the Senior Notes, to which the Borrower or any of the Guarantors is party or by which any of them or any of their respective properties may be bound.

        (d) No event has occurred and is continuing or will result from the execution and delivery of this Amendment that constitutes an Event of Default or Potential Event of Default.

        Section 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

        (a) From and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

        (b) The Credit Agreement, as amended hereby, and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders, the Swing Line Bank or any Issuing Lender, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

        Section 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

        Section 7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        Section 8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                  TRANSPORTATION MANUFACTURING
                                   OPERATIONS, INC.

                                  By: /s/ Guillermo Kareh Aarun
                                  Print Name:  Guillermo Kareh Aarun
                                  Title: Chief Executive Corporate Officer

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  as a Lender and as Administrative Agent

                                  By: /s/ H. Antonio Mesones
                                  Name:  H. Antonio Mesones
                                  Title: International Banking Officer

                                  THE BANK OF NEW YORK, as a Co-Agent and
                                       as a Lender

                                  By:  /s/ John R. Ciulla
                                       Name:  John R. Ciulla
                                       Title: Assistant Vice President


                                  KEYBANK NATIONAL ASSOCIATION,
                                       as a Co-Agent and as a Lender

                                  By:  /s/ Lawrence A. Mack
                                       Name:  Lawrence A. Mack
                                       Title: Vice President


                                  COMERICA BANK, as a Lender

                                  By:  /s/ Richard C. Northrup III
                                       Name:  Richard C. Northrup III
                                       Title: Assistant Vice President


                                  HUNTINGTON NATIONAL BANK,
                                       as a Lender

                                  By:  /s/ Thomas Myers
                                       Name:  Thomas Myers
                                       Title: Vice President


                                  BANK OF HAWAII, as a Lender

                                  By:  /s/ Donna R. Parker
                                       Name:  Donna R. Parker
                                       Title: Vice President


                                  NATIONSBANK, N.A., as a Lender

                                  By:  /s/ Valerie C. Mills
                                       Name:  Valerie C. Mills
                                       Title: Sr. Vice President

                                  THE SUMITOMO BANK, LIMITED,
                                       as a Lender

                                  By:  /s/ Brian J. Cushing
                                       Name:  Brian J. Cushing
                                       Title: Vice President

                                  By:  /s/ Thomas A. Garza
                                       Name:  Thomas A. Garza
                                       Title: Vice President


                                  ALLIED IRISH BANK, P.L.C., CAYMAN ISLANDS
                                       BRANCH, as a Lender

                                  By:  /s/ W.J. Strickland
                                       Name:  W.J. Strickland
                                       Title: Senior Vice President

                                  By:  /s/ Tracey Duffy
                                       Name:  Tracey Duffy
                                       Title: Assistant Vice President


                                  THE SANWA BANK, LIMITED, CHICAGO
                                       BRANCH, as an exiting Lender

                                  By:  /s/ Gordon R. Holtley
                                       Name:  Gordon R. Holtley
                                       Title: Vice President and Manager

                             AMENDED SCHEDULE 1.01

                APPLICABLE LENDING OFFICES AND NOTICE ADDRESSES


INSTITUTION                 DOMESTIC LENDING OFFICE             EURODOLLAR LENDING OFFICE
The First National Bank     The First National Bank of Chicago  The First National Bank of Chicago
 of Chicago                 One First National Plaza            One First National Plaza
                            Chicago, IL  60670                  Chicago, IL  60670
                            Telephone: 312-732-1301             Telephone: 312-732-1301
                            Telecopy:   312-732-1775            Telecopy:   312-732-1775
                            Attn:  Antonio Mesones              Attn:  Antonio Mesones
                            Reference: Transportation           Reference: Transportation
                             Manufacturing Operations, Inc.      Manufacturing Operations, Inc.


Allied Irish Bank, p.l.c.,  Allied Irish Bank, p.l.c.,          Allied Irish Bank, p.l.c.,
 Cayman Islands Branch       Cayman Islands Branch               Cayman Islands Branch
                            405 Park Avenue                     405 Park Avenue
                            New York, NY 10022                  New York, NY 10022
                            Telephone: 212-339-8018             Telephone: 212-339-8018
                            Telecopy:   212-339-8007            Telecopy:   212-339-8007
                            Attn:  Marcia Meeker                Attn:  Marcia Meeker
                            Reference: Transportation           Reference: Transportation
                             Manufacturing Operations, Inc.      Manufacturing Operations, Inc.

                                 SCHEDULE 2.01

                                  COMMITMENTS




LENDER                                              COMMITMENT
The First National Bank of Chicago                $ 27,600,000

KeyBank National Association                        25,900,000

The Bank of New York                                23,100,000

Comerica Bank                                       20,000,000

Huntington National Bank                            19,800,000

Bank of Hawaii                                      15,000,000

The Sumitomo Bank, Limited                          15,000,000

NationsBank, N.A.                                   13,600,000

Allied Irish Bank, p.l.c., Cayman Islands Branch    10,000,000

                                                  ------------
                                           Total  $170,000,000

                                SCHEDULE 2.04(a)

                           EXISTING LETTER OF CREDIT



                    LETTER OF                EXPIRATION
ISSUER              CREDIT NO.  FACE AMOUNT     DATE       BENEFICIARY
The First National  365099      $5,000,000   9/11/98       General Electric
 Bank of Chicago                             (with annual   Capital Corporation,
                                             extensions)    as Agent

                                    CONSENT



        Each of the undersigned, as a Guarantor under the Subsidiary Guaranty dated as of October 1, 1996 (the "Guaranty") in favor of the Agent for the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to said Amendment and hereby confirms and agrees that notwithstanding the effectiveness of said Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.


Dated: September 25, 1997        BUSLEASE, INC.
                                 HAUSMAN BUS SALES, INC.
                                 MOTOR COACH INDUSTRIES, INC.
                                 MOTOR COACH INDUSTRIES-CHINA, INC.
                                 TRANSIT BUS INTERNATIONAL, INC.
                                 CUSTOM ASSETS CORP.
                                 TRANSPORT TECHNOLOGY CORPORATION
                                 UNIVERSAL COACH PARTS, INC.


                                 By:      /s/ Guillermo Kareh Aarun
                                    -------------------------------------
                                 Print Name:  Guillermo Kareh Aarun
                                 Title: Chief Executive Corporate Officer